  As filed with the Securities and Exchange Commission on September 16, 1999

                                                     Registration No. 333-82577
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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                --------------

                             AMENDMENT NO. 4
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                                --------------

                            FOUNDRY NETWORKS, INC.
            (Exact name of registrant as specified in its charter)

                                --------------

         Delaware                    3576                    77-0431154
     (State or Other          (Primary Standard           (I.R.S. Employer
     Jurisdiction of              Industrial           Identification Number)
     Incorporation or        Classification Code
      Organization)                Number)

                                --------------

                         680 W. Maude Avenue, Suite 3
                              Sunnyvale, CA 94086
                                (408) 530-3300
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                --------------

         Bobby R. Johnson, Jr., President and Chief Executive Officer
                            FOUNDRY NETWORKS, INC.
                              Sunnyvale, CA 94086
                                (408) 530-3300
 (Name, Address Including Zip Code, and Telephone Number Including Area Code,
                             of Agent for Service)

                                --------------
                                  Copies to:

            Joshua L. Green                        Jorge del Calvo
             David C. Lee                         Karen A. Dempsey
         Robert S. Schlossman                      Davina K. Kaile
           Russ K. Yoshinaka                        Karen M. Yan
           VENTURE LAW GROUP                PILLSBURY MADISON & SUTRO LLP
      A Professional Corporation                 2550 Hanover Street
          2800 Sand Hill Road                    Palo Alto, CA 94304
         Menlo Park, CA 94025

                                --------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

                                --------------

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                --------------

  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

  The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee and the Nasdaq National Market listing fee.

                                                                        Amount
                                                                       --------
   SEC registration fee............................................... $ 25,576
   NASD filing fee....................................................    9,700
   Nasdaq National Market listing fee.................................  100,000
   Printing and engraving expenses....................................  100,000
   Legal fees and expenses............................................  450,000
   Accounting fees and expenses.......................................  250,000
   Blue Sky qualification fees and expenses...........................    5,000
   Transfer Agent and Registrar fees..................................   10,000
   Miscellaneous fees and expenses....................................   14,724
                                                                       --------
     Total............................................................ $965,000
                                                                       ========

Item 14. Indemnification of Directors and Officers

  Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Upon completion of this offering, Article XIII of our certificate of incorporation (Exhibit 3.2) and Article VI of our bylaws (Exhibit 3.4) will provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our officers and directors. The Underwriting Agreement (Exhibit 1.1) also provides for cross-indemnification among Foundry and the Underwriters with respect to certain matters, including matters arising under the Securities Act.

Item 15. Recent Sales of Unregistered Securities

  Since inception in May 1996, we have sold and issued the following unregistered securities:

1. In June 1996, we issued and sold 16,470,000 shares of common stock for an aggregate purchase price of $109,800. These shares were issued to the following: Lee Chen, H. Earl Ferguson, Bobby R. Johnson, Jr. and Jeffrey Prince. The shares were paid for by Mr. Johnson and Mr. Ferguson through the assignment of proprietary information valued at $78,500 and $15,000, respectively, and cash consideration from Mr. Chen and Mr. Prince in the amounts of $6,800 and $9,500, respectively.

2. In June 1996, we issued 8,625,000 shares of Series A preferred stock for an aggregate cash consideration of $5,750,000. These shares were issued to the following: Crosspoint Venture Partners (1996), Dixon & Carol Doll Family Trust, DMW Investors '96, Doll Family Partnership, H. Earl Ferguson, Robert Earl Ferguson, Institutional Venture Management VII L.P., Institutional Venture Partners Founders Fund I, LP, Institutional Venture Partners VII L.P., James E. Hulburd and Laura L. Hulburd, Trustees for the Hulburd Family Trust REV TR

   U/A DTD 7/30/92, Bobby R. Johnson, Jr., Joshua L. Green As Trustee of the Community Trust under the Green Family Trust U/A/D 11/6/95, Russell Randolph Scott, University of Michigan Business School Growth Fund, VLG Investments '96 and James P. Wade.

3. In October 1996, we issued warrants to purchase 45,000 shares of Series A preferred stock, which will convert to warrants to purchase common stock upon completion of this offering, to Lighthouse Capital Partners II L.P. in connection with an equipment lease agreement.

4. In June, August and December 1997, we issued a total of 6,130,425 shares of Series B preferred stock for an aggregate cash consideration of $9,399,994.20. These shares were issued to the following: Accel Internet/Strategic Technology Fund L.P., Accel Investors '97 L.P., Accel Keiretsu V L.P., Accel V L.P., Crosspoint Venture Partners (1996), Doll Technology Investment Fund L.P., Ellmore C. Patterson Partners, Institutional Venture Management VII L.P., Institutional Venture Partners Founders Fund I, LP, Institutional Venture Partners VII L.P., Joshua L. Green As Trustee of the Community Trust under the Green Family Trust U/A/D 11/6/95, Mitsui & Co. (U.S.A.), Inc., Mitsui & Co., Ltd. and VLG Investments '97.

5. In March 1998, we issued 7,731,960 shares of Series C preferred stock for an aggregate cash consideration of $15,000,008. These shares were issued to the following: Accel Internet/Strategic Technology Fund L.P., Accel Investors '97 L.P., Accel Keiretsu V L.P., Accel V L.P., Crosspoint Venture Partners LS 1997, Doll Technology Affiliates Fund, L.P., Doll Technology Investment Fund L.P., Doll Technology Side Fund, L.P., Ellmore C. Patterson Partners, Institutional Venture Management VII L.P., IVP Founders Fund I, LP, Institutional Venture Partners VII L.P., Mitsui & Co., Ltd., VantagePoint Advisors, LLC and VantagePoint Venture Partners 1996.

6. In June 1999, we issued 187,500 shares of Series C preferred stock to one investor, a family trust of which Andrew K. Ludwick, a director of Foundry, is a trustee, for an aggregate cash consideration of $1,000,000.

  The issuances of the above securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of such Securities Act as transactions by an issuer not involving any public offering. In addition, certain issuances described in Item 2 were deemed exempt from registration under the Securities Act in reliance upon Rule 701 promulgated under the Securities Act. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and warrants issued in such transactions. All recipients had adequate access, through their relationships with us, to information about us.

Item 16. Exhibits and Financial Statement Schedules

  (a) Exhibits

 Number Description
 ------ -----------
  1.1   Form of Underwriting Agreement.*
  3.1   Amended and Restated Certificate of Incorporation of Foundry Networks,
        Inc.*
  3.2   Amended and Restated Certificate of Incorporation of Foundry Networks,
        Inc. (proposed).*
  3.3   Amended and Restated Bylaws of Foundry Networks, Inc.*
  3.4   Amended and Restated Bylaws of Foundry Networks, Inc. (proposed).*
  4.1   Specimen Stock Certificate.*
  4.2   Preferred Stock Purchase Warrant dated October 9, 1996.*
  4.3   Specimen Stock Certificate (proposed).*
  5.1   Opinion of Venture Law Group regarding the legality of the common stock being registered.*

 Number Description
 ------ -----------
 10.1   1996 Stock Plan (amended July 8, 1999).*
 10.2   1999 Employee Stock Purchase Plan dated July 8, 1999.*
 10.3   1999 Directors' Stock Option Plan dated July 8, 1999.*
 10.4   Form of Indemnification Agreement between Foundry Networks, Inc. and each of its Officers and Directors.*
 10.5   OEM Purchase Agreement dated January 6, 1999 between Foundry Networks,
        Inc. and Hewlett-Packard Company, Workgroup Networks Division.**
 10.6   Reseller Agreement dated July 1, 1997 between Foundry Networks, Inc.
        and Mitsui & Co., Ltd.**
 10.7   Common Stock Purchase Agreement and Assignment Agreement between
        StarRidge Networks, Inc. and Bobby R. Johnson, Jr. dated June 6, 1996.*
 10.8   Promissory Note, Pledge and Security Agreement and Assignment Separate
        from Certificate dated June 25, 1997, executed by Drusilla Demopoulos in connection with a loan from Foundry Networks, Inc. in connection with the exercise of options to purchase common stock.*
 10.9   Promissory Note, Pledge and Security Agreement and Assignment Separate
        from Certificate dated April 29, 1998, executed by Drusilla Demopoulos in connection with a loan from Foundry Networks, Inc. in connection with the exercise of options to purchase common stock.*
 10.10  Promissory Note, Pledge and Security Agreement and Assignment Separate
        from Certificate dated October 6, 1998, executed by Ken Cheng in connection with a loan from Foundry Networks, Inc. in connection with the exercise of options to purchase common stock.*
 10.11  Lease agreement dated October 16, 1996, between StarRidge Networks,
        Inc. and PaineWebber Qualified Plan Property Fund Four, L.P. for
        offices at 680 W. Maude Ave., Sunnyvale, CA 94086.*
 10.12  Sublease agreement dated March 15, 1999 between Foundry Networks, Inc.
        and Prolifix Medical, Inc. for offices at 680 W. Maude Ave., Sunnyvale,
        CA 94086.*
 23.1   Consent of Arthur Andersen, LLP, Independent Public Accountants.*
 23.2   Consent of Counsel (included in Exhibit 5.1).*
 24.1   Power of Attorney.*
 27.1   Financial Data Schedule (EDGAR-filed version only).
 99.1   Consent of Collaborative Research.*
 99.2   Consent of Dell'Oro Group.*
 99.3   Consent of Tolly Group.*
 99.4   Consent of Network World.*

--------
* Previously filed.
** Previously filed; confidential treatment requested as to certain portions of this exhibit.

  (b) Financial Statement Schedules

    Schedule II--Valuation and Qualifying Accounts

  Other schedules are omitted because they are not applicable, or because the information is included in the Financial Statements or the Notes thereto.

Item 17. Undertakings

  The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
    (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 4 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sunnyvale, State of California on September 16, 1999.

                                          FOUNDRY NETWORKS, INC.

                                                /s/ Timothy D. Heffner
                                          By: _________________________________
                                                     Timothy D. Heffner
                                                 Vice President, Finance &
                                               Administration,Chief Financial
                                                          Officer

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:


              Signature                          Title                   Date

      *Bobby R. Johnson, Jr.           President, Chief Executive September 16, 1999
______________________________________  Officer and Chairman of
       (Bobby R. Johnson, Jr.)          the Board of Directors
                                        (Principal Executive
                                        Officer)

      /s/ Timothy D. Heffner           Vice President, Finance &  September 16, 1999
______________________________________  Administration, Chief
         (Timothy D. Heffner)           Financial Officer
                                        (Principal Financial and
                                        Accounting Officer)

         *Seth D. Neiman               Director                   September 16, 1999
______________________________________
           (Seth D. Neiman)

        *Andrew K. Ludwick             Director                   September 16, 1999
______________________________________
         (Andrew K. Ludwick)

       /s/ Timothy D. Heffner
*By: _________________________________
          (Timothy D. Heffner)
            Attorney-In-Fact

                     Foundry Networks, Inc. Exhibits Index

 Number Description
 ------ -----------
  1.1   Form of Underwriting Agreement.*
  3.1   Amended and Restated Certificate of Incorporation of Foundry Networks,
        Inc.*
  3.2   Amended and Restated Certificate of Incorporation of Foundry Networks,
        Inc. (proposed).*
  3.3   Amended and Restated Bylaws of Foundry Networks, Inc.*
  3.4   Amended and Restated Bylaws of Foundry Networks, Inc. (proposed).*
  4.1   Specimen Stock Certificate.*
  4.2   Preferred Stock Purchase Warrant dated October 9, 1996.*
  4.3   Specimen Stock Certificate (proposed).*
  5.1   Opinion of Venture Law Group regarding the legality of the common stock being registered.*
 10.1   1996 Stock Plan (amended July 8, 1999).*
 10.2   1999 Employee Stock Purchase Plan dated July 8, 1999.*
 10.3   1999 Directors' Stock Option Plan dated July 8, 1999.*
 10.4   Form of Indemnification Agreement between Foundry Networks, Inc. and each of its Officers and Directors.*
 10.5   OEM Purchase Agreement dated January 6, 1999 between Foundry Networks,
        Inc. and Hewlett-Packard Company, Workgroup Networks Division.**
 10.6   Reseller Agreement dated July 1, 1997 between Foundry Networks, Inc.
        and Mitsui & Co., Ltd.**
 10.7   Common Stock Purchase Agreement and Assignment Agreement between
        StarRidge Networks, Inc. and Bobby R. Johnson, Jr. dated June 6, 1996.*
 10.8   Promissory Note, Pledge and Security Agreement and Assignment Separate
        from Certificate dated June 25, 1997, executed by Drusilla Demopoulos in connection with a loan from Foundry Networks, Inc. in connection with the exercise of options to purchase common stock.*
 10.9   Promissory Note, Pledge and Security Agreement and Assignment Separate
        from Certificate dated April 29, 1998, executed by Drusilla Demopoulos in connection with a loan from Foundry Networks, Inc. in connection with the exercise of options to purchase common stock.*
 10.10  Promissory Note, Pledge and Security Agreement and Assignment Separate
        from Certificate dated October 6, 1998, executed by Ken Cheng in connection with a loan from Foundry Networks, Inc. in connection with the exercise of options to purchase common stock.*
 10.11  Lease agreement dated October 16, 1996, between StarRidge Networks,
        Inc. and PaineWebber Qualified Plan Property Fund Four, L.P. for
        offices at 680 W. Maude Ave., Sunnyvale, CA 94086.*
 10.12  Sublease agreement dated March 15, 1999 between Foundry Networks, Inc.
        and Prolifix Medical, Inc. for offices at 680 W. Maude Ave., Sunnyvale,
        CA 94086.*
 23.1   Consent of Arthur Andersen, LLP, Independent Public Accountants.*
 23.2   Consent of Counsel (included in Exhibit 5.1).*
 24.1   Power of Attorney.*
 27.1   Financial Data Schedule (EDGAR-filed version only).
 99.1   Consent of Collaborative Research.*
 99.2   Consent of Dell'Oro Group.*
 99.3   Consent of Tolly Group.*
 99.4   Consent of Network World.*

--------
* Previously filed.
** Previously filed; confidential treatment requested as to certain portions of this exhibit.